UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 11, 2016

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

ADDvantage Technologies Group, Inc. (NASDAQ: AEY), today, announced that, through a joint venture, the company will support the decommission work on cell tower sites across 13 states on behalf of a major U.S. wireless provider.  The joint venture, YKTG Solutions, LLC, is owned 51% by YKTG, LLC and 49% by ADDvantage Technologies Group.  The joint venture is governed by an operating agreement and is limited in purpose to completing a deconstruction contract with a major U.S. wireless provider.  ADDvantage Technologies Group will finance the project pursuant to the terms of a loan agreement between ADDvantage Technologies Group and YKTG Solutions.  The loan will be secured by all of the assets of YKTG Solutions and YKTG, LLC.  ADDvantage Technologies Group will earn a fee of 12%, before expenses, for its role in the project.  This fee encompasses any interest earned under the loan agreement.  ADDvantage Technologies Group expects to generate approximately $1 million in pretax income over the next year.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated March 10, 2016 issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: March 11, 2016
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 10, 2016 issued by the Company.